Exhibit 10





						Date: November 19, 1996

Mr. John Fairbanks, CFO
New England Business Service, Inc.
500 Main Street
Groton, MA 01471

Dear John:

	We are pleased to inform you that the necessary internal approval has been obtained for the establishment of an informal "money market" lending arrangement with NEBS. Loans under this arrangement will be at fixed rates quoted by the The First National Bank of Boston with maturities of up to thirty days. Prepayment of loans will not be permitted and if any loans are paid on a date other than the maturity date thereof (whether by acceleration or otherwise), you shall compensate us for any funding losses and other costs (including lost profits) incurred as a result of such payment. Each loan must be at least $1,000,000 and aggregate loans under this arrangement may not exceed $10,000,000. This arrangement is not a commitment to lend, and from time to time the Bank may not quote rates on some or all maturities.

	We agree that upon your advice by telephone from time to time to our Money Market Desk at (617) 434-7725 that you wish to borrow money under this facility and our agreement to lend, we will forthwith lend you such amount at the quoted rate of interest by crediting such an amount to your demand deposit account with us, or, upon your instructions, by wiring such amount to such other account as you may direct. Borrowings shall be evidenced by a Promissory Note in the form attached hereto. Each borrowing and the corresponding information (see attached note schedule) will be recorded the day of the telephone call. Our corresponding advices of credit and debit will be additional evidence of borrowings. You authorize us to keep the official record of all borrowings under this "money market" lending arrangement in the format described above, and you agree that this record shall be prima facie evidence of the amount of the borrowings under this facility.

	This letter and the Promissory Note evidence your promise to pay all such borrowings with interest on their respective maturity dates.

	This "money market" lending arrangement remains in force until October 31, 1997.

If the foregoing satisfactorily sets forth the terms and conditions of this lending arrangement, please indicate your acceptance thereof by executing and returning the attached copy of this letter and the attached Promissory Note, along with a $5,000 facility set-up fee.


						Sincerely,

						/s/Christopher D. Francis
						-------------------------
						Christopher D. Francis
						Vice President



Accepted:

BY:    /s/John F. Fairbanks
       --------------------
TITLE: Vice President & CFO

Date:  November 20, 1996